Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of WCF Bancorp, Inc. of our report dated March 24, 2017, relating to the consolidated financial statements of WCF Bancorp, Inc., appearing in the Annual Report on Form 10-K of WCF Bancorp, Inc. for the year ended December 31, 2016.

/s/ RSM US LLP

Des Moines, Iowa
November 9, 2017